UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTIONS 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) February 15, 2008

ENTEGRIS, INC.

(Exact name of registrant as Specified in its Charter)

Delaware

(State or Other Jurisdiction of Incorporation or Organization)

000-30789	41-1941551
(Commission File Number)	(I.R.S. Employer Identification No.)

3500 Lyman Boulevard, Chaska, MN	55318
(Address of principal executive offices)	(Zip Code)

(952) 556-3131

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Items 1.01 and 8.01. Entry into a Material Definitive Agreement and Other Events

On February 15, 2008, Entegris, Inc. (the “Company”) entered into a Credit Agreement with Wells Fargo Bank, National Association, as agent, and certain other banks party thereto (collectively, the “Banks”). The agreement provides for a $230 million revolving credit facility (the “Facility”) for a period of five years, with an uncommitted option to expand the facility by up to $20 million provided that no default or event of default has occurred or is continuing at such time.

We generally may elect that the loans comprising each borrowing bear interest at a rate per annum equal to (a) the Base Rate equal to the higher of the Prime Rate then in effect and the Federal Funds Rate then in effect, plus 0.50% or (b) a LIBOR rate plus a LIBOR Margin ranging from 1.00% to 1.50% depending on leverage.

Voluntary prepayments and commitment reductions are permitted, in whole or in part, in minimum amounts without prepayment or penalty, other than customary breakage costs with respect to LIBOR borrowings.

The Facility is guaranteed by our material direct and indirect subsidiaries which are treated as domestic for tax purposes. In addition, the Facility is secured by a pledge of 65% of the stock owned by a domestic company of each material subsidiary which is treated as foreign for tax purposes.

The Facility requires that we comply on a quarterly basis with certain financial covenants, including leverage and interest coverage ratio covenants. In addition, the Facility includes negative covenants, subject to exceptions, restricting or limiting our ability and the ability of our subsidiaries to, among other things:

•	sell assets;

•	alter the business we conduct;

•	engage in mergers, acquisitions and other business combinations;

•	declare dividends or redeem or repurchase capital stock;

•	incur, assume or permit to exist additional indebtedness or guarantees;

•	make loans and investments;

•	incur liens; and

•	enter into transactions with affiliates.

The Facility also contains customary representations and warranties, affirmative covenants and events of default, including payment defaults, breach of representations and warranties, covenant defaults, certain events of bankruptcy, certain events under ERISA, material judgments, and change in control. If such an event of default occurs, the lenders under the Facility would be entitled to take various actions, including the acceleration of amounts due under the Facility and all actions permitted to be taken by an unsecured creditor.

Item 1.02 Termination of a Material Definitive Agreement

The Facility replaces our Credit Agreement, dated as of June 8, 2007 (as amended, the “2007 Facility”) among Entegris Inc. and Wells Fargo Bank, National Association, as agent, and certain other banks party thereto, which was terminated on February 15, 2008.

The 2007 Facility provided a $60 million revolving facility and a $25 million term loan which included customary covenants, representations and warranties, events of default, breach of representations and warranties, covenant defaults, certain events of bankruptcy, certain events under ERISA, material judgments, and change in control.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant

See Item 1.01.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ENTEGRIS, INC.

Dated: February 21, 2008

By  /s/    Peter W. Walcott

        Peter W. Walcott,

        Senior Vice President & General Counsel

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